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Exhibit 23.3

                       ARTHUR ANDERSON LLP

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 23, 1996, included in Heartland Wireless
Communications, Inc.'s current report on Form 8-K/A-2 dated
February 23, 1996 and to all references to our firm included in or made part of this registration statement.

                         /s/ Arthur Anderson LLP

Phoenix, Arizona
May 20, 1996.